 Exhibit 99.1

Precigen Names Rutul R. Shah Chief Operating Officer

GERMANTOWN, MD, September 21, 2022 – Precigen, Inc. (Nasdaq: PGEN), a biopharmaceutical company specializing in the development of innovative gene and cell therapies to improve the lives of patients, today named Rutul R. Shah as the Company’s Chief Operating Officer (COO), effective October 1, 2022. Mr. Shah has been with the Company since 2014 and has served in roles of increasing responsibility throughout his tenure, most recently as Head of Operations and Portfolio. In this newly created COO role, Mr. Shah will have responsibility for strategic management of the Company’s portfolio, and ensure agility and operational efficiency in executing Company priorities while collaborating closely with Finance, Business Development and R&D. Mr. Shah will continue to report to Precigen’s President and CEO, Helen Sabzevari, PhD, and serve as a member of Precigen’s leadership team.

Mr. Shah brings to the role more than 17 years of experience in the biopharmaceutical industry, of which 8 years have been focused exclusively on innovations in gene and cell therapies. Mr. Shah has broad leadership experience and expertise in alliance management, portfolio management, program and project management, and operations. Prior to joining Precigen, Mr. Shah spent a decade in scientific positions focused on the development of protein and antibody drugs at Zyngenia, Teva Biopharmaceuticals USA, CoGenesys, and Human Genome Sciences. Mr. Shah graduated with a BE degree in Chemical Engineering from Gujarat University in India and MS degree in Bioengineering from the University of Illinois, Chicago.

“Rutul's contributions to Precigen have been instrumental in advancing the Company’s portfolio with agility and operational efficiency,” said Helen Sabzevari, PhD, President and CEO of Precigen. “Rutul brings an exceptional mix of scientific, clinical and business expertise to his roles and is a highly respected and valued leader at the Company.”

“I am honored to be chosen as Precigen’s first COO during this important time for the company,” Mr. Shah said. “I look forward to continuing to serve alongside the talented leadership team that Helen has assembled to achieve our goals.”

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Precigen: Advancing Medicine with Precision™

Precigen (Nasdaq: PGEN) is a dedicated discovery and clinical stage biopharmaceutical company advancing the next generation of gene and cell therapies using precision technology to target the most urgent and intractable diseases in our core therapeutic areas of immuno-oncology, autoimmune disorders, and infectious diseases. Our technologies enable us to find innovative solutions for affordable biotherapeutics in a controlled manner. Precigen operates as an innovation engine progressing a preclinical and clinical pipeline of well-differentiated therapies toward clinical proof-of-concept and commercialization. For more information about Precigen, visit www.precigen.com or follow us on Twitter @Precigen, LinkedIn or YouTube.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements made in this press release are forward-looking statements. These forward-looking statements are based upon the Company's current expectations and projections about future events and generally relate to plans, objectives, and expectations for the development of the Company's business, including the timing and progress of preclinical studies, clinical trials, discovery programs and related milestones, the promise of the Company's portfolio of therapies, and in particular its CAR-T and AdenoVerse therapies. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties, including the possibility that the timeline for the Company's clinical trials might be impacted by the COVID-19 pandemic, and actual future results may be materially different from the plans, objectives and expectations expressed in this press release. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For further information on potential risks and uncertainties, and other important factors, any of which could cause the Company's actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors“ in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission.

Investor Contact: Steven Harasym Vice President, Investor Relations Tel: +1 (301) 556-9850 investors@precigen.com

Media Contacts: Donelle M. Gregory press@precigen.com Glenn Silver Lazar-FINN Partners glenn.silver@finnpartners.com